                                                                   EXHIBIT 23.03



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report with respect to R.P. Scherer Corporation dated August 9, 1999 included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statements (Registration Statement Nos. 333-24483, 333-46482, 333-62944, 33-62198 and 33-57223), previously filed Form S-4 Registration Statements (Registration Statement Nos. 333-74761 and 333-62938) and previously filed Form S-8 Registration Statements (Registration Statement Nos. 33-20895, 33-38022, 33-52537, 33-38021, 33-52539, 33-42357, 33-52535, 33-64337, 333-72727,
333-91849, 33-63283, 33-63283-01, 333-01927-01, 333-11803-01, 333-21631-01,
333-21631-02, 333-30889-01, 333-56655-01, 333-71727, 333-68819-01, 333-90417,
333-90423, 333-90415, 333-92841, 333-38198, 333-38190, 333-38192, 333-56006,
333-56008, 333-56010 and 333-53394).


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Roseland, New Jersey,
August 24, 2001.